                                LIMITED POWER OF ATTORNEY
                                    Executive Officer

        I, Daniel R. Hesse, the undersigned, effective as of the date written below, do hereby constitute and appoint each officer of Sprint Corporation ("Sprint"), properly elected and serving in the capacity of General Counsel, Corporate Secretary, or Assistant
Corporate Secretary of Sprint or acting as a General or Senior Attorney in the office of the Secretary at Sprint, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms ID, 3, 4 and 5 for and on my behalf and filing such forms with the Securities and Exchange Commission and the New York Stock
Exchange in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with transactions in securities or derivative securities of Sprint.  The term of this appointment shall expire on the date one year plus
45 days after my status as an executive officer, director, or 10% shareholder of Sprint ceases unless earlier expressly revoked by me.

        I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities Exchange Act of 1934.

        IN WITNESS WHEREOF, I have signed this Limited Power of Attorney as of the
8th day of June 2005.

/s/ DANIEL R. HESSE

STATE OF KANSAS
COUNTY OF JOHNSON

        Subscribed and sworn to before me, a Notary Public, this 8th day of June 2005.

                                                        /s/ JOHANNA DICKMAN

My Commission Expires:
February 7, 2009